As filed with the Securities and Exchange Commission on June 21, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

Ashford Hospitality Trust, Inc.

2011 Stock Incentive Plan

(Full title of the plan)

David A. Brooks

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(972) 490-9600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

George J. Vlahakos
Andrews Kurth Kenyon LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	5,750,000 shares	$6.45	$37,087,500	$4,298.44

(1)              Represents additional shares of common stock of Ashford Hospitality Trust, Inc. (the “Registrant”) that may be offered or issued under the terms of the Ashford Hospitality Trust, Inc. 2011 Stock Incentive Plan (the “Plan”) by reason of any stock split, recapitalization or other similar transaction.

(2)              Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange on June 16, 2017.

EXPLANATORY NOTE

This Registration Statement registers an additional 5,750,000  shares of the Registrant’s common stock that may be offered and sold under the Plan pursuant to an amendment to the Plan approved by the Board of Directors of the Registrant on 5,750,000  and approved by the Shareholders of the Registrant on May 16, 2017.  This Registration Statement relates solely to the registration of additional securities of the same class as other securities under the Plan for which a Form S-8 registration statement is currently effective.  Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-202729), filed with the Securities and Exchange Commission on March 13, 2015, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Description

4.1

Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015)

4.2

Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014, by Amendment No. 2 on October 19, 2015 and by Amendment No. 3 on August 2, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 8, 2016)

4.3	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-11/A, filed on August 20, 2003)

10.1	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

10.2

Amendment No. 1 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

10.3

Amendment No. 2 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on August 8, 2016, for the event dated August 2, 2016)

10.4

Amendment No. 3 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on May 22, 2017, for the event dated May 16, 2017)

5.1*	Opinion of Hogan Lovells US LLP

23.1*	Consent of BDO USA LLP

23.2*	Consent of Ernst & Young LLP

23.3	Consent of Hogan Lovells US LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney (included in the signature page to this registration statement)

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 2017.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Brooks, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas A. Kessler	Chief Executive Officer	June 21, 2017
Douglas A. Kessler	(Principal Executive Officer)

/s/ Deric S. Eubanks	Chief Financial Officer and Treasurer	June 21, 2017
Deric S. Eubanks	(Principal Financial Officer)

/s/ Mark L. Nunneley	Chief Accounting Officer	June 21, 2017
Mark L. Nunneley	(Principal Accounting Officer)

/s/ Monty J. Bennett	Chairman of the Board of Directors	June 21, 2017
Monty J. Bennett

/s/ Benjamin J. Ansell, M.D.	Director	June 21, 2017
Benjamin J. Ansell, M.D.

/s/ Amish Gupta	Director	June 21, 2017
Amish Gupta

/s/ Kamal Jafarnia	Director	June 21, 2017
Kamal Jafarnia

/s/ Frederick J. Kleisner	Director	June 21, 2017
Frederick J. Kleisner

/s/ Philip S. Payne	Director	June 21, 2017
Philip S. Payne

/s/ Alan L. Tallis	Director	June 21, 2017
Alan L. Tallis

INDEX TO EXHIBITS

Exhibit Number	Description

4.1

Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015)

4.2

Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014, by Amendment No. 2 on October 19, 2015 and by Amendment No. 3 on August 2, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 8, 2016)

4.3	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-11/A, filed on August 20, 2003)

10.1	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

10.2

Amendment No. 1 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Form 8-K, filed with SEC on May 19, 2014, for the event dated May 14, 2014)

10.3

Amendment No. 2 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on August 8, 2016, for the event dated August 2, 2016)

10.4

Amendment No. 3 to 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K, filed with SEC on May 22, 2017, for the event dated May 16, 2017)

5.1*	Opinion of Hogan Lovells US LLP

23.1*	Consent of BDO USA LLP

23.2*	Consent of Ernst & Young LLP

23.3	Consent of Hogan Lovells US LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference

24.1	Power of Attorney (included in the signature page to this registration statement)

*  Filed herewith.